As filed with the Securities and Exchange Commission on October 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pacific Biosciences of California, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	16-1590339
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1305 O’Brien Drive
Menlo Park, California 94025
(650) 521-8000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Christian O. Henry
President and Chief Executive Officer
Pacific Biosciences of California, Inc.
1305 O’Brien Drive
Menlo Park, California 94025
(650) 521-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew D. Hoffman, Esq.	Brett Atkins, Esq.
Zachary B. Myers, Esq.	General Counsel and Corporate Secretary
Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Pacific Biosciences of California, Inc. 1305 O’Brien Drive Menlo Park, California 94025 (650) 521-8000

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Pacific Biosciences of California, Inc.

8,988,391 Shares

Common Stock

This prospectus relates to the proposed resale by the selling stockholders named herein from time to time of the following shares of up to 8,988,391 shares of our common stock, par value $0.001 per share (the “Common Stock”)acquired from us upon achievement of the milestone event set forth in the Agreement and Plan of Merger and Plan of Reorganization, dated July 19, 2021, by and between us, Apollo Acquisition Corp., Apollo Acquisition Sub, LLC, Omniome, Inc. and Shareholder Representative Services LLC, as the Securityholder Representative (the “Merger Agreement”), as more fully described in the section entitled “Prospectus Summary—Acquisition of Omniome, Inc.”

The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at privately negotiated prices and/or at varying prices determined at the time of sale. The selling stockholders may sell shares directly or to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. The selling stockholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the shares. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of Common Stock hereunder following the effective date of the registration statement of which this prospectus forms a part. See “Plan of Distribution” beginning on page 9 for more information about how the selling stockholders may sell or dispose of their shares of Common Stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “PACB.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. On October 2, 2023, the closing sale price of our Common Stock on Nasdaq was $8.05 per share.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus and “Item IA—Risk Factors” of our most recent report on Form 10-K or Form 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2023.

TABLE OF CONTENTS

Neither we nor any selling stockholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We do not, and any selling stockholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our Common Stock, as described in this prospectus, in one or more offerings.

You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities.

You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates, regardless of the time of delivery of this prospectus or any sale of our Common Stock by the selling stockholders. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of Common Stock being offered.

Unless we state otherwise or the context otherwise requires, references to “Pacific Biosciences,” “PacBio,” the “Company,” “us,” “we” or “our” in this prospectus mean Pacific Biosciences of California, Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings and may provide additional information in any applicable prospectus supplement. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Pacific Biosciences,” “PacBio,” “we,” “our” and “us” refer, collectively, to Pacific Biosciences of California, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a life science technology company that is designing, developing, and manufacturing advanced sequencing solutions that enable scientists and clinical researchers to improve their understanding of the genome and ultimately, resolve genetically complex problems.

Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality, and completeness, which include our existing HiFi long-read sequencing technology and our emerging short-read Sequencing by Binding technology. Our products address solutions across a broad set of applications including human genomics, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications.

Our focus is on providing our customers with advanced sequencing technologies with higher throughput and improved workflows that we believe will enable dramatic advancements in routine healthcare.

Our customers include academic and governmental research institutions, commercial testing and service laboratories, genome centers, public health labs, hospitals and clinical research institutes, contract research organizations, pharmaceutical companies, and agricultural companies.

Corporate Information

Pacific Biosciences of California, Inc., formerly Nanofluidics, Inc. was incorporated in the State of Delaware in 2000. Our executive offices are located at 1305 O’Brien Drive, Menlo Park, California 94025, and our telephone number is (650) 521-8000. We maintain a website at www.pacb.com where general information about us is available. Our website, and the information contained therein, is not a part of this prospectus.

Acquisition of Omniome, Inc.

On September 20, 2021, we completed our acquisition of Omniome, Inc. (“Omniome”), a San Diego-based company developing a highly differentiated, proprietary short-read DNA sequencing platform capable of delivering high accuracy, pursuant to an Agreement and Plan of Merger and Plan of Reorganization (the “Merger Agreement”) with Omniome, Inc. (“Omniome”), Apollo Acquisition Corp., a wholly owned subsidiary of the Company, Apollo Acquisition Sub, LLC, a wholly owned subsidiary of the Company, and Shareholder Representative Services, LLC, as securityholder representative. At the closing of the acquisition, holders of Omniome’s then-outstanding equity interests received approximately $315.7 million in cash and 8,911,580 shares of Common Stock. In addition, subject to the terms of the Merger Agreement, former holders of Omniome’s outstanding equity interests are also entitled to receive $200 million (composed of $100 million in cash and the rest in shares of Common Stock), subject to adjustment, upon completion of a specified milestone event. This milestone event occurred on September 20, 2023.

THE OFFERING

Common stock offered by the selling securityholders	8,988,391 shares

Use of proceeds	All of the shares of Common Stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Risk Factors	See “Risk Factors” beginning on page 6 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Listing	Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “PACB.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II-Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K, each of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

All shares of Common Stock sold pursuant to this prospectus will be sold by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from such sales. The selling stockholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the Common Stock.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023.

SELLING STOCKHOLDERS

Up to 8,988,391 shares of Common Stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders, which were issued to the selling stockholders upon the achievement of the milestone event set forth in the Merger Agreement.

The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of Common Stock being registered. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below, together with their respective transferees, pledgees, donees or other successors.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of Common Stock beneficially held by the selling stockholders. We have not independently verified this information. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of Common Stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 257,256,073 shares of our Common Stock outstanding on August 31, 2023, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Prior to the Offering		Number of	After the Offering
Name of Selling Stockholder (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Shares of Common Stock Being Registered For Resale	Shares Beneficially Owned After the Offering	Percent of Shares of Common Stock Outstanding
Altitude Life Science Ventures Fund II, LP (2)	408,164	0.15%	204,958	203,206	0.08%
Altitude Life Science Ventures Side Fund II, LP (3)	332,207	0.12%	166,816	165,391	0.06%
ARCH Venture Fund VIII, L.P. (4)	1,888,413	0.71%	1,188,413	-	-
Arnold Oliphant	274,604	0.10%	274,604	-	-
Biomatics Capital Partners, LP (5)	922,442	0.35%	463,200	459,242	0.17%
David Mullarkey	324,343	0.12%	324,343	-	-
Decheng Capital China Life Sciences USD Fund III, L.P. (6)	2,940,361	1.10%	1,476,489	1,463,872	0.55%
Domain Partners VIII, L.P. (7)	711,230	0.27%	711,230	-	-
HH SPR-VII Holdings Limited (8)	918,892	0.35%	918,892	-	-
Madrone Opportunity Fund, L.P. (9)	17,591,915	6.61%	1,175,982	16,415,933	6.17%
Other selling stockholders	2,083,470	0.78%	2,083,470	-	-

*	Represents less than .01%

(1)	Information concerning the named selling stockholder or future transferees, pledgees, assignees, distributees, donees or successors of or from the selling stockholder or others who later hold the selling stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is not material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in this prospectus.

(2)	Altitude Life Science Ventures II, LLC has the power to direct the affairs of Altitude Life Science Ventures Fund II, LP, including decisions with respect to voting and sale of shares of Common Stock. David Maki is the managing member of Altitude Life Science Ventures II, LLC and, accordingly may also be deemed to share the power to direct the disposition and vote of the shares held by Altitude Life Science Ventures Fund II, LP. Mr. Maki disclaims beneficial ownership except to any pecuniary interest therein.

(3)	Altitude Life Science Ventures II, LLC has the power to direct the affairs of Altitude Life Science Ventures Side Fund II, LP, including decisions with respect to voting and sale of shares of Common Stock. David Maki is the managing member of Altitude Life Science Ventures II, LLC and, accordingly may also be deemed to share the power to direct the disposition and vote of the shares held by Altitude Life Science Ventures Side Fund II, LP. Mr. Maki disclaims beneficial ownership except to any pecuniary interest therein.

(4)	Keith Crandell, Kristina Burrow and Robert Nelsen are the managing directors of ARCH Venture Fund VIII, L.P. and, accordingly, may also be deemed to share the power to direct the disposition and vote of the shares of Common Stock held by ARCH Venture Fund VIII, L.P. Each Managing Director disclaims beneficial ownership except to any pecuniary interest therein.

(5)	Biomatics Capital Management, LLC is the general partner of Biomatics Capital Partners, LP, and has the power to direct the affairs of Biomatics Capital Partners, LP including decisions with respect to voting and sale of shares of Common Stock. Boris Nikolic and Julie Sunderland are the managing members of Biomatics Capital Management, LLC and, accordingly, share voting and dispositive power over the shares held by Biomatics Capital Partners, LP. The managing members disclaim beneficial ownership except to the extent of their respective pecuniary interests therein.

(6)	Decheng Capital Management III (Cayman), LLC is the general partner of Decheng Capital China Life Sciences USD Fund III, L.P., and has the power to direct the affairs of Decheng Capital China Life Sciences USD Fund III, L.P. including decisions with respect to voting and sale of shares of Common Stock. Xiangmin Cui is the sole manager of Decheng Capital Management III (Cayman), LLC and, accordingly, has voting and dispositive power over the shares held by Decheng Capital China Life Sciences USD Fund III, L.P. The sole manager disclaims beneficial ownership except to any pecuniary interest therein.

(7)	One Palmer Square Associates VIII, LLC is the general partner of Domain Partners VIII, L.P., and has the power to direct the affairs of Domain Partners VIII, L.P. including decisions with respect to voting and sale of shares of Common Stock. James C. Blair, Brian H. Dovey, Brian K. Halak, Jesse I. Treu and Nicole Vitullo are the managing members of One Palmer Square Associates VIII, LLC and, accordingly, share voting and dispositive power over the shares held by Domain Partners VIII, L.P. Each managing member disclaims beneficial ownership except to the extent of their pecuniary interests therein.

(8)	Hillhouse Investment Management, Ltd. is deemed to control the voting power of the shares held by HH SPR-VII Holdings Limited.

(9)	The shares are held by Madrone Opportunity Fund, L.P. (“Madrone”), which has sole voting and dispositive power as to the shares of Common Stock. Madrone Capital Partners, LLC (“Madrone GP”) is the general partner of Madrone. Greg Penner, Jameson McJunkin and Thomas Patterson are managers of Madrone GP and share voting and dispositive power over the shares held by Madrone.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholders will not pay any of the costs, expenses and fees incurred in connection with the registration and sale of the shares of Common Stock covered by this prospectus, but will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares of Common Stock. We will not receive any proceeds from the sale of the shares of Common Stock covered hereby.

The selling stockholders may sell the shares of Common Stock covered by this prospectus, as it may be amended and supplemented, from time to time, and may also decide not to sell all or any of the shares of Common Stock that they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholders in one or more types of transactions, which may include:

•	directly to one or more purchasers in privately negotiated transactions;

•	in underwritten offerings;

•	through ordinary brokerage transactions, or other transactions involving brokers, dealers or agents;

•	on any national securities exchange or quotation service on which the shares of Common Stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through short sales;

•	in hedging transactions;

•	through a combination of any of the above methods of sale; or

•	by any other method permitted pursuant to applicable law.

The shares of Common Stock may also be exchanged pursuant to this prospectus for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The prices at which the shares of Common Stock offered by this prospectus are sold may include:

•	a fixed price or prices, which may be changed;

•	prevailing market prices at the time of sale;

•	prices related to prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	varying prices determined at the time of sale; or

•	negotiated prices (which may vary from the prices at which the shares of Common Stock may trade).

Once sold under the shelf registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee. The selling stockholders also may transfer the shares in other circumstances, in which case the donees, transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders have informed us that, except as otherwise indicated in the table included in the section of this prospectus captioned “Selling Stockholders,” none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

The shares of Common Stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus, the obligations of the underwriters or dealers to purchase the shares of Common Stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered shares of Common Stock if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

If shares of Common Stock are sold through underwriters or broker-dealers, each selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions applicable to the sale of such selling stockholder’s shares Common Stock.

Each selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of shares of Common Stock to be made directly or through agents.

The selling stockholders may be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. These restrictions may affect the marketability of such shares of Common Stock.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act or state securities laws unless such losses arise from written information furnished to us by the selling stockholders specifically for use in this prospectus, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act or state securities laws that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement of which this prospectus forms a part from and after the effective date of the shelf registration statement of which this prospectus forms a part subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of Common Stock under the shelf registration statement.

If the selling stockholders use this prospectus for any sale of the shares of Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.pacb.com/. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 13, 2023;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023;

•	our Current Reports on Form 8-K filed on January 9, 2023 (other than information furnished rather than filed), January 24, 2023 (other than information furnished rather than filed), January 27, 2023 (other than information furnished rather than filed), May 26, 2023, June 26, 2023, June 30, 2023, and August 2, 2023 (other than information furnished rather than filed), and our Current Report on Form 8-K/A Amendment No. 1 filed on September 22, 2023; and

•	The description of our Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed on October 6, 2010, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Pacific Biosciences of California, Inc.
1305 O’Brien Drive
Menlo Park, California 94025
Attn: Investor Relations
(650) 521-8000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee	$11,091
Accounting fees and expenses	7,500
Legal fees and expenses	15,000
Miscellaneous expenses	409
Total	$34,000

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The registrant’s certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the registrant’s bylaws provide that the registrant will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The registrant’s bylaws also provide that it must advance expenses incurred by a director or officer in advance of the final disposition of any threatened, pending or completed action, suit or proceeding, subject to limited exceptions.

Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the registrant to, among other things, indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require the registrant to advance all expenses reasonably and actually incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding. The registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the registrant’s certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against its directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the registrant’s directors and officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against its directors and officers as required by these indemnification provisions.

The registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the registrant with respect to payments that may be made by the registrant to its directors and officers pursuant to the registrant’s indemnification obligations or otherwise as a matter of law.

Item 16. Exhibits

		Incorporation by Reference
Exhibit No.	Exhibit Description	Form	Exhibit No.	Date
3.1	Amended and Restated Certificate of Incorporation	10-K	3.1	March 23, 2011
3.2	Third Amended and Restated Bylaws	8-K	3.1	November 7, 2022
4.1	Specimen Common Stock Certificate	S-1/A	4.1	October 1, 2010
4.2	Description of Registrant’s securities registered under Section 12 of the Exchange Act	10-K	4.2	February 28, 2023
5.1	Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation			Filed herewith
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm			Filed herewith
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)			Filed herewith
24.1	Power of Attorney included on the signature page to this Registration Statement)			Filed herewith
107	Filing Fee Table			Filed herewith

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on October 3, 2023.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Susan G. Kim
Susan G. Kim
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christian O. Henry, Susan G. Kim and Brett Atkins, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Christian O. Henry	Director, Chief Executive Officer and President	October 3, 2023
Christian O. Henry	(Principal Executive Officer)

/s/ Susan G. Kim	Chief Financial Officer	October 3, 2023
Susan G. Kim	(Principal Financial Officer)

/s/ Michele Farmer	Vice President and Chief Accounting Officer	October 3, 2023
Michele Farmer	(Principal Accounting Officer)

/s/ John F. Milligan	Chairman of the Board of Directors	October 3, 2023
John F. Milligan

/s/ David Botstein	Director	October 3, 2023
David Botstein

/s/ William W. Ericson	Director	October 3, 2023
William W. Ericson

/s/ Randall S. Livingston	Director	October 3, 2023
Randall S. Livingston

/s/ Marshall L. Mohr	Director	October 3, 2023
Marshall L. Mohr

/s/ Kathy Ordofiez	Director	October 3, 2023
Kathy Ordofiez

/s/ Lucy Shapiro	Director	October 3, 2023
Lucy Shapiro

/s/ Hannah Valantine	Director	October 3, 2023
Hannah Valantine